UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 27, 2023

NUVASIVE, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-50744	33-0768598
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number )

12101 Airport Way, Broomfield, Colorado 80021

(Address of principal executive offices) (Zip Code)

(800) 455-1476

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.001	NUVA	The NASDAQ Stock Market LLC
(NASDAQ Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

On April 27, 2023, NuVasive, Inc. (“NuVasive” or the “Company”) held a special meeting of its stockholders (the “Special Meeting”) to consider certain proposals related to the Agreement and Plan of Merger, dated as of February 8, 2023 (as amended from time to time, the “Merger Agreement”) by and among the Company, Globus Medical, Inc. (“Globus Medical”) and Zebra Merger Sub, Inc. (“Merger Sub”), pursuant to which, subject to the terms and conditions set forth therein, Merger Sub will merge with and into the Company, with the Company surviving as a wholly owned subsidiary of Globus Medical (the “Merger”).

As of the close of business on March 24, 2023, the record date for the Special Meeting, there were 52,348,291 shares of common stock of the Company, par value $0.001 per share (“Common Stock”), outstanding and entitled to vote at the Special Meeting. At the Special Meeting, the holders of a total of 45,360,727 shares of Common Stock, representing approximately 87% of the voting power of the issued and outstanding shares of Common Stock as of the record date, were present in person or represented by proxy, constituting a quorum.

The agenda for the Special Meeting contained the following proposals for NuVasive stockholders to consider and vote upon:

1.	a proposal to adopt the Merger Agreement, as it may be amended from time to time (the “Merger Agreement Proposal”);

2.

a proposal to approve, on a non-binding, advisory basis, the compensation that may be paid or become payable to NuVasive named executive officers that is based on or otherwise relates to the transactions contemplated in the Merger Agreement (the “Compensation Proposal”); and

3.

a proposal to approve the adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies if there were insufficient votes at the time of the Special Meeting to approve the Merger Agreement Proposal (the “Adjournment Proposal”).

The Merger Agreement Proposal was approved by the requisite vote of the Company’s stockholders. The Compensation Proposal was not approved by the Company’s stockholders. The Adjournment Proposal was not presented at the Special Meeting, as there were sufficient votes to approve the Merger Agreement Proposal at the Special Meeting.

Final voting results for each such proposal are described below. For more information on each of these proposals, see the definitive proxy statement filed by NuVasive with the U.S. Securities and Exchange Commission on March 28, 2023.

1.	Merger Agreement Proposal:

For	Against	Abstain	Broker Non-Votes
45,120,990	227,390	12,347	0

2.	Compensation Proposal:

For	Against	Abstain	Broker Non-Votes
12,871,583	32,447,650	41,494	0

Item 8.01	Other Events.

On April 27, 2023, NuVasive issued a press release announcing the results of the Special Meeting. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit

99.1	Press Release by NuVasive, Inc., dated April 27, 2023.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* * *

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUVASIVE, INC.
(Registrant)

April 27, 2023	By:	/s/ Matthew K. Harbaugh
Matthew K. Harbaugh
Executive Vice President and Chief Financial Officer